UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 29, 2009
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)
(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On May 22, 2009, American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) received notice under Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 (ERISA) of a blackout period that will begin on June 22, 2009 with regard to the American Axle Stock Fund (“AAM Stock Fund”), an investment option in the American Axle & Manufacturing, Inc. Salaried Savings Plan and the American Axle & Manufacturing, Inc. Personal Savings Plan for Hourly-Rate Associates (collectively, the “Plans”). The blackout period, which will begin on June 22, 2009 and is expected to end during the week of June 29, 2009, is occurring so that the Plans can sell all of the AAM common stock held in the AAM Stock Fund. Once the blackout period has ended, all AAM Stock will have been sold and the AAM Stock Fund will be discontinued and removed as an investment option in the Plans.
On May 29, 2009, AAM sent a notice to its directors and executive officers informing them of the trading restrictions in the AAM Stock Fund and of the blackout period. During the blackout period, AAM’s directors and executive officers will be prohibited from directly acquiring, disposing of or transferring any equity securities of AAM acquired by them in connection with their service and/or employment with AAM in such capacities. The notice was sent to ensure compliance with Section 306(a) of the Sarbanes-Oxley Act of 2002. A copy of the notice is attached as Exhibit 99.1 and is incorporated by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Notice to directors and executive officers of American Axle & Manufacturing Holdings, Inc. dated May 29, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: May 29, 2009	By:	/s/ Patrick S. Lancaster
Patrick S. Lancaster
Executive Vice President, Chief Administrative Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Notice to directors and executive officers dated May 29, 2009

5